UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2005

NETCHOICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-18296	62-1265486
(State or Other Jurisdiction of Incorporation)	(Commission File number)	(IRS Employer Identification No.)

6767 West Flamingo Road, Suite 203, Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 248-1061

Environmental Monitoring & Testing Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02        Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 24, 2005, our board of directors appointed Patricia Waite to serve as our member of the board of directors, President, Chief Executive Officer and Chief Financial Officer. We did not enter into any employment agreement with Ms. Waite.

On June 24, 2005, Dan Lee resigned as President, Chief Executive Officer, Chief Financial Officer and sole director of the Company.

Ms. Waite has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. A description of the business experience of Ms. Waite is set forth below.

Patricia Waite. Ms. Waite has an extensive background in sales and marketing. From 1986 to the present, Ms. Waite has been in retail sales in the pottery industry, wine industry and home remedies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETCHOICE, INC.

Date: June 28, 2005                                                   By:/s/   Patricia Waite
                                                                                     Name:  Patricia Waite
                                                                                     Title:    President and Chief Executive Officer